UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2021

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Crescent Street, Bldg 17, Suite 102B Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 272-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 Par Value	VRDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 20, 2021, Viridian Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, SVB Leerink LLC and Evercore Group L.L.C. (collectively, the “Representatives”) relating to the offer and sale (the “Offering”) of 6,185,454 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $11.00 per share, and 23,126 shares of the Company’s Series B non-voting convertible preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), at a public offering price of $733.37 per share. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 1,159,089 shares of its Common Stock on the same terms and conditions (the “Option”). On September 21, 2021, the underwriters exercised the Option in full.

The aggregate gross proceeds to the Company from the Offering, including the Option, are approximately $97.7 million, before deducting underwriting discounts and commissions and estimated offering expenses.

The securities described above were issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237413) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2020 and declared effective on April 14, 2020. On September 20, 2021, the Company filed a prospectus supplement with the SEC in connection with the Offering. The Offering and the Option closed on September 23, 2021.

In the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2021, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in connection with the Offering. The Certificate of Designation provides for the issuance of shares of the Company’s Series B Preferred Stock.

In the event of the Company’s liquidation, dissolution or winding up, holders of Series B Preferred Stock will participate pari passu with any distribution of proceeds to holders of the Company’s Common Stock. Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-converted to Common Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation)) to and in the same form as dividends actually paid on shares of Common Stock, plus an additional amount equal to any dividends declared but unpaid on such shares.

Shares of Series B Preferred Stock generally have no voting rights, except as otherwise expressly provided in the Certificate of Designation or as otherwise required by law. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would materially or adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into the number of shares of Common Stock determined with reference to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its Attribution Parties (as defined in the Certificate of Designation), would beneficially own a number of shares of Common Stock in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation).

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company and the Representatives, dated as of September 20, 2021

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock

5.1	Opinion of Gibson, Dunn & Crutcher LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: September 23, 2021	By:	/s/ Kristian Humer
Name: Kristian Humer
Title: Chief Financial Officer